As filed with the U.S. Securities and Exchange Commission on May 21, 2010
Registration No.  333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

TENGION, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	20-0214813
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2900 Potshop Lane, Suite 100 East Norriton, PA 19403 (610) 292-8364
(Address of Principal Executive Offices)

AMENDED AND RESTATED TENGION, INC. 2004 STOCK INCENTIVE PLAN TENGION, INC. 2010 STOCK OPTION AND INCENTIVE PLAN
(Full Title of the Plan)

Joseph W. La Barge, Esq. Executive Director and Corporate Counsel Tengion, Inc. 2900 Potshop Lane, Suite 100 East Norriton, PA 19403
(Name and Address of Agent For Service)
(610) 292-8364
(Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Kevin T. Collins, Esq. Goodwin Procter LLP 620 Eighth Avenue New York, NY 10018

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock $0.001, par value per share	882,321 (3)	$1.76	$1,552,638	$110.70
Common Stock $0.001, par value per share	1,477,313 (4)	$4.06	$5,997,891	$427.65
TOTAL	2,359,634		$7,550,529	$538.35

(1)           Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)            Offering prices of options and other stock awards that have not yet been granted as of the date of this Registration Statement are computed in accordance with Rule 457(c) based on the average of the high and low prices of the Registrant’s Common Stock as reported on The NASDAQ Global Market on May 18, 2010.  Offering prices of options that are outstanding as of the date of this Registration Statement are computed in accordance with Rule 457(h) based on the weighted average exercise price (rounded to the nearest cent) of the outstanding options.  Offering prices are estimated solely for the purpose of calculating the registration fee.

(3)           Represents 709,421 shares issuable upon exercise of outstanding options under the Registrant’s Amended and Restated 2004 Stock Incentive Plan (the “2004 Stock Plan”) and 172,900 shares issuable upon exercise of outstanding options under the Registrant’s 2010 Stock Option and Incentive Plan (the “2010 Stock Plan”) as of the date of this Registration Statement.

(4)           Represents shares available for grant under the 2010 Stock Plan.  To the extent outstanding awards under the 2004 Stock Plan expire or are cancelled or terminated without having been exercised in full, the shares of Common Stock subject to such awards will be available for future issuance under the 2010 Stock Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are incorporated by reference in this Registration Statement:

(a)
The Registrant’s prospectus filed pursuant to Rule 424(b)(1) under the Securities Act on April 12, 2010 relating to the registration statement on Form S-1, as amended (File No. 333-164011), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed; and

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

(c)	The Registrant’s Current Report on Form 8-K filed on May 18, 2010 (excluding the portions of that report that were furnished rather than filed).

(d)
The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A filed with the Commission on April 9, 2010 under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares of Common Stock have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such earlier statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide that the Registrant will indemnify its directors and officers, and may indemnify its employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law, which prohibits the Registrant’s certificate of incorporation from limiting the liability of its directors for the following:

•	any breach of the director’s duty of loyalty to the Registrant or to its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of the Registrant’s directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. The Registrant’s amended and restated certificate of incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law.  This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under the Registrant’s amended and restated bylaws, the Registrant is also empowered to enter into indemnification agreements with its directors, officers, employees and other agents and to purchase insurance on behalf of any person whom the Registrant is required or permitted to indemnify.

In addition to the indemnification required in the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws, the Registrant has entered into indemnification agreements with each of its current directors, officers, and some employees. These agreements provide for the indemnification of the Registrant’s directors, officers, and some employees for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were agents of the Registrant.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement on Form S-8, which Exhibit Index is incorporated herein by reference.

Item 9.	Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of East Norriton, state of Pennsylvania, this 21st day of May, 2010.

TENGION, INC.

By: /s/ Steven Nichtberger, MD
Steven Nichtberger, MD
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of the Registrant hereby severally constitute and appoint Steven Nichtberger and Linda Hearne, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments to this Registration Statement on Form S-8, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in such capacities to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Steven Nichtberger, MD Steven Nichtberger, MD	President and Chief Executive Officer, Director (Principal Executive Officer)	May 21, 2010
/s/ Linda Hearne Linda Hearne	Vice President, Finance (Principal Financial and Accounting Officer)	May 21, 2010
/s/ David I. Sheer David I. Scheer	Chairman of the Board of Directors	May 21, 2010
/s/ Carl-Johan Dalsgaard, MD, PhD Carl-Johan Dalsgaard, MD, PhD	Director	May 21, 2010
/s/ Brenda D. Gavin, DVM Brenda D. Gavin, DVM	Director	May 21, 2010
/s/ Gary J. Kurtzman, MD Gary J. Kurtzman, MD	Director	May 21, 2010
/s/ James Nahirny James Nahirny	Director	May 21, 2010
/s/ Lorin J. Randall Lorin J. Randall	Director	May 21, 2010

INDEX TO EXHIBITS

Item No.	Description of Exhibits

4.1	Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 in the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-164011)).

4.2	Amended and Restated By-Laws of the Registrant (Incorporated by reference to Exhibit 3.2 in the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-164011)).

4.3	Form of the Registrant’s Common Stock Certificate (Incorporated by reference to Exhibit 4.1 in the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-164011)).

5.1	Opinion of Goodwin Procter LLP. *

10.1
Amended and Restated Tengion, Inc. 2004 Stock Incentive Plan, Form Notice of Stock Option Grant and Stock Option Agreement (Incorporated by reference to Exhibit 10.5 in the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-164011)).

10.2
2010 Stock Option and Incentive Plan, Form of Incentive Stock Option Agreement, Form of Non-Qualified Stock Option Agreement and Form of Restricted Stock Award Agreement (Incorporated by reference to Exhibit 10.34 in the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-164011)).

23.1	Consent of Ernst & Young, LLP, independent registered public accounting firm. *

23.2	Consent of KPMG LLP, independent registered public accounting firm. *

23.3	Consent of Goodwin Procter LLP (filed as part of Exhibit 5.1). *

24.1	Power of Attorney (see signature page). *

*Filed herewith.